Exhibit 99.1

Experienced Utah Bankers with Local Ties.

Far West Bank CEO Don Norton and CFO Rick Anderson, together with the management team of AmericanWest Bank, share a vast array of experience in the Utah banking industry. This team is committed to local community banking with a clear understanding of the Utah market.

Don Norton

Far West Bank President & CEO

Don is one of the original founders of Far West Bank and has played a significant role in growing the company for over 30 years. He has known Bob Daugherty for many years and served with him on the Utah Bankers Association. Don is widely recognized as the CEO of Far West Bank and will continue on with the company following the merger to lend his support and advice on the Utah market in a newly created role on the Board of Directors as Regional Director.

Rick Anderson

Far West Bank CFO

Rick Anderson will remain with Far West Bank after the merger as Senior Vice President, Credit Administrator. Rick joined Far West Bank in 1978 and has held several positions. He is a BYU graduate and is on the Board of Directors of the Provo/Orem Chamber of Commerce, as well as volunteering his time with numerous other community organizations.

John Dean

SVP, Director of Far West Private Banking

John recently joined Far West Bank after 11 years with Zions Bank as a commercial loan officer, branch manager, and private banker. Prior to that he was with Key Bank. Since 1974 John has worked in banking in Utah, primarily in the Provo area, and he has been a resident of Pleasant Grove for over 30 years.

Robert M. Daugherty

AmericanWest Bank President & CEO

Bob’s 33 years of financial experience have been primarily with community banks, including his current role as President and CEO of AmericanWest Bank in Spokane, Washington, which he joined in 2004. From 1997 until 2001, Bob served as President and CEO of Draper Bank and Trust in Utah, until it was acquired by Zions Bank. Bob also led Humboldt Bank and Humboldt Bancorp in Sacramento, California as President and CEO. Bob formerly served with Don Norton on both the Utah Bankers Association and Western Independent Bankers Boards of Directors. Bob remains closely connected to the Utah market with a home and family in Salt Lake City.

Nicole Sherman

American West Bank EVP &

Director of Retail Banking

As a native of Utah, Nicole spent 17 years with Zions Bank as a Senior Vice President with experience in Commercial, Retail, and Private Banking. Prior to coming to AmericanWest she was CEO of Power Trainings International in Salt Lake City. Nicole is originally from Salt Lake City and lived there until joining AmericanWest Bank in 2004.

Rob Bowen

AmericanWest Bank EVP & Director of

Commercial Lending, Utah

Rob was previously employed by U.S. Bank in Salt Lake City for 12 years with experience in commercial lending, and has been in banking in the Utah market since 1978, when he began as a commercial loan officer for Far West Bank. Rob earned a Bachelor’s and Master’s Degree from Brigham Young University and is actively involved in his community.

This document contains comments and information that constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995). These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability of the companies to obtain the required shareholder or regulatory approvals for the transaction; the ability of the companies to consummate the transaction; the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; the risk of borrower, depositor and other customer attrition after the transaction is completed; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by AmericanWest with the Securities and Exchange Commission. When used in this document, the words "expects" and "anticipates" and similar expressions as they relate to either company or the proposed transaction are intended to identify forward-looking statements. Forward-looking statements speak only as to the date they are made. AmericanWest does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

This document may be deemed to be offering or solicitation materials of AmericanWest Bancorporation and Far West Bancorporation in connection with the proposed merger of Far West with and into AmericanWest. **Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which AmericanWest will file with the SEC in connection with the proposed merger, because both will contain important information about AmericanWest, Far West, the merger and related matters.** The directors and executive officers of AmericanWest and Far West may be deemed to be participants in the solicitation of proxies from their respective shareholders. Information regarding AmericanWest's participants and their security holdings can be found in its most recent proxy statement filed with the SEC, and information for both AmericanWest and Far West participants in the joint proxy statement/prospectus when it is filed with the SEC. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and from AmericanWest by directing a request to AmericanWest Bancorporation, Attention: Investor Relations, 41 West Riverside Avenue, Suite 400, Spokane, WA 99201 and from Far West by directing a request to Far West Bancorporation, President, 201 East Center Street, Provo, UT 84606.

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Equal Housing Lender


GENERAL
STORE
GENERAL

Our Merger with AmericanWest Bank

Common Questions & Answers

FAR WEST BANK

What your bank should be.

Dear Far West Bank Customers,

The Boards of Directors of Far West Bancorporation and AmericanWest Bancorporation of Spokane, Washington have approved an agreement to merge the two companies. The agreement is pending approval by shareholders of both organizations and the appropriate regulatory agencies. I am completely confident that AmericanWest shares the same corporate values of customer service, caring for employees and commitment to community that have made our bank strong over the years. Bob Daugherty, AmericanWest’s President & CEO, is an experienced bank CEO with extensive knowledge of the Utah market who has demonstrated his ability to create and grow a community bank while maintaining the core values that distinguish us as community bankers. His team is focused on creating mutually beneficial relationships between the organization and its employees, customers, shareholders and community partners. This merger will significantly benefit our customers by providing more resources, expanded product and service offerings, and even greater commitment to assisting local community organizations through contributions and employee involvement. In the coming weeks and months, you will receive more information on the merger, including information on expanded products and services. On behalf of the Board and management team, I offer you my sincere thanks for all that you have done to make this company what it is today, and I ask for your continued support and openness as we transition into the next phase of our bank’s history.

Sincerely,

Don Norton,

Far West Bank President & CEO

Commonly Asked Questions

Why is Far West Bank merging with

AmericanWest Bank?

Far West is an exceptional bank with exceptional people who understand what it means to be a community bank—to consistently deliver outstanding customer service, to work as a team toward a common goal, and to give something back to the community through hands-on involvement. AmericanWest Bank also believes firmly in these concepts as a community bank. Both banks share a common set of values that drive our business practices, and our partnership will provide benefits for customers, employees, and shareholders of both companies. Additionally, Far West Bank customers will have access to a wider array of products, services and higher lending limits.

When will the

merger take place?

Management anticipates the merger to be finalized in early 2007, pending the approval of the shareholders of both holding companies and regulatory approval. A proxy statement and prospectus will be sent to all shareholders in mid-December 2006.

“Our similar cultures and relationship-oriented community bank focus create an opportunity through this merger to offer enhanced products and services, plus expanded lending capabilities, which will benefit our customers and provide for future growth.”

Don Norton,

President & CEO

Far West Bank

Will any offices be closed?

The 16 Far West Bank branches provide the foundation to serve customers, and there is no anticipation of closing any branches. In fact, AmericanWest Bank looks forward to growing with additional offices throughout Utah.

Who is AmericanWest Bank?

AmericanWest Bank is a community bank headquartered in Spokane, Washington with 43 full-service financial centers throughout Central and Eastern Washington and Northern Idaho with three more opening by the end of 2006 as well as a lending office in Salt Lake City. They offer a wide range of personal and business loans and accounts, including commercial and small business banking, private banking, mortgage and construction lending. AmericanWest Bancorporation is publicly traded on the NASDAQ under AWBC with assets in excess of $1.3 billion.

AmericanWest Bank

looks forward to growing with additional offices throughout Utah.

Will Far West Bank's name change?

No. As AmericanWest Bank began the process of entering the Salt Lake City market, it became obvious that the AmericanWest Bank name would not work because of another bank in that market with a similar name (which is not affiliated with AmericanWest Bank). The Far West Bank name is synonymous with strength, stability, and excellence, and AmericanWest Bank honors the value and recognition the name brings. The Far West Bank name will continue on as a division of AmericanWest Bank.

How will my accounts change?

The goal is to complete the transition seamlessly while bringing new opportunities for products, services, and convenient access to accounts. A team of specialized employees from both organizations is carefully reviewing every product Far West Bank currently offers. All Far West Bank customers will be receiving detailed information by mail in February and March 2007 to explain any changes to their accounts.

Will you continue to focus on Community Banking?

Yes. Like Far West Bank, personalized customer service and relationship banking are at the foundation of AmericanWest Bank and will continue to be following this merger. AWB provides a comfortable and relaxed environment where customers can take care of their banking and financial needs with responsive and reliable bankers who know them by name and go the extra mile to provide the best service. As AmericanWest Bank grows, they continue to focus on the level of service that customers deserve and expect. Dedication to providing the best customer service and support for local communities has fueled AmericanWest Bank's success and growth. Far West Bank and AmericanWest Bank will always be your community bank.

"Our companies have a lot in common, including a shared set of values that drive our business practices, which is tantamount to ensuring the best outcome for customers, employees and shareholders."

Robert M. Daugherty,
President & CEO
AmericanWest Bank